Exhibit 10.3


                                    AGREEMENT
                                   ---------

         This Agreement ("Agreement"), is made this 17th day of February 2004 by and between November Group, Ltd. ("the Consultant"), a Maryland corporation with its principal office at 137 Charles Street, Annapolis, MD 21401, and Thinking Tools, Inc., a Delaware corporation with its principal office at 200 Park Avenue, New York, NY ("the Company"). The Company seeks to benefit from the Consultant's expertise and experience by retaining the Consultant to provide advice, consultation and assistance to the Company. Accordingly, the Company and the Consultant agree as follows:

         1. Scope of Services. The Consultant, through its principals, officers and/or employees, shall provide such advice, consultation and assistance as the parties mutually agree.

         2. Term. The initial term of this Agreement shall be for three (3) years, renewable upon reasonable terms and conditions as may be agreed upon by the Company and the Consultant.

         3. Fees. As consideration for the consulting services provided by the Consultant, the Company shall pay to Consultant a total fee of $600,000.00, in equal monthly installments, for the initial three (3) year term of this Agreement.

         4. Termination. If the Company terminates this Agreement for a reason other than "good cause", as defined below, the Company agrees to pay a termination fee of one half of the entire remaining fee.

         For purposes of the Agreement "good cause" shall be defined as follows:
(i) commission of a felony or any crime involving moral turpitude; (ii) declaration of unsound mind by a court of competent jurisdiction; or (iii) inability to perform the essential functions of the subject position, with or without a reasonable accommodation, for a period of 90 days, as a result of a medical condition (as permissible under applicable state and federal laws).

         5. Notice and Opportunity to Cure. The Parties agree that, prior to either Party seeking to terminate this Agreement due to an asserted breach of the Agreement, the non-breaching Party shall give to the breaching Party written notice and a three-day opportunity to cure the breach. In the event of such notice, the Parties agree to meet and confer in a good faith attempt to resolve the matter short of termination.

         6. Change of Control. In the event of a change in control, the entire fee shall become due and owing. For purposes of this provision, "change in control" is defined as: (i) except as provided below, all or substantially all of the assets of the Company are sold to an unrelated third party; or (ii) the acquisition, directly or indirectly (and including through any merger or consolidation), after the Commencement Date, of beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company by any person or entity (or "group" of affiliated persons or entities within the meaning of Section

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13(d)(3) of the  Securities  Exchange Act of 1934, as amended).  Notwithstanding the foregoing, Change in Control shall not include any transaction between the Company, on the one hand, and any subsidiary of the Company, including the Company, on the other hand, undertaken for the purpose of effecting a corporate reorganization whereby the share ownership of the surviving entity immediately following such transaction is held in substantially the same proportions as the share ownership of the Company immediately prior to such transaction. Further, Change in Control shall not include a transaction in which the Company uses its stock as the purchase currency to acquire another entity so long as the management of Thinking Tools, Inc., is the same as before the acquisition.

         7. Expenses. The Company shall reimburse the Consultant for all out-of-pocket expenses incurred in direct connection with this engagement.

         8.  Confidentiality and Protection of Proprietary Information.

             8.1 Industrial Property Rights. For the purpose of this Agreement, "Industrial Property Rights" shall mean all of the Company's or the Consultant's patents, trademarks, trade names, inventions, copyrights, know-how or trade secrets, now in existence or hereafter developed or acquired by the Company or the Consultant for its use, relating to any and all products and services which are developed, formulated and/or manufactured by the Company or the Consultant.

             8.2 Trade Secrets. For the purpose of this Agreement, "Trade Secrets" shall mean any formula, pattern, device, or compilation of information that is used in the Company's or the Consultant's business and gives the Company or the Consultant opportunity to obtain an advantage over its competitors who do not know and/or do not use it. This term includes, but is not limited to, information relating to the marketing of the Company's or the Consultant's products and services, including price lists, pricing information, customer lists, customer names, the particular needs of customers, information relating to their desirability as customers, financial information, intangible property and other such information which is not in the public domain.

             8.3 Technical Data. For the purpose of this Agreement, "Technical Data" shall mean all information of the Company or the Consultant in written, graphic or tangible form relating to any and all products which are developed, formulated and/or manufactured by the Company or the Consultant, as such information exists as of the date of this Agreement or is developed by the Company during the term hereof.

             8.4 Proprietary Information. For the purpose of this Agreement, "Proprietary Information" shall mean all of the Company's and the Consultant's Industrial Property Rights, Trade Secrets and Technical Data. Proprietary Information shall not include any of the Company's information that (i) was lawfully in the possession of Consultant prior to Consultant's engagement with the Company, (ii) may be obtained by a reasonably diligent businessperson from readily available and public sources of information, (iii) is lawfully disclosed to Consultant after termination of Consultant's engagement by a third party which does not have an obligation to the

Company to keep such information confidential, or (iv) is independently developed by Consultant after termination of Consultant's engagement without utilizing any of the Company's Proprietary Information. Correspondingly, Proprietary Information shall not include any of the Consultant's information that (i) was lawfully in the possession of the Company prior to the Company's engagement of the Consultant, (ii) may be obtained by a reasonably diligent businessperson from readily available and public sources of information, (iii) is lawfully disclosed to the Company after termination of Consultant's engagement by a third party which does not have an obligation to the Consultant to keep such information confidential, or (iv) is independently developed by the Company after termination of the Consultant's engagement without utilizing any of the Consultant's Proprietary Information.

             8.5 Agreement Not To Copy Or Use. The Parties agree, during the term of this Agreement and for a period of two years thereafter, not to copy, use or disclose (except as required by law after first notifying the proprietor Party and giving it an opportunity to object) any Proprietary Information without the proprietor's prior written permission. The proprietor may withhold such permission as a matter within its sole discretion.

         9. Nonsolicitation and Noninterference. During the term of this Agreement and for a period of two years thereafter, each Party agrees that it shall not, directly or indirectly, (a) induce or attempt to induce any employee of the of the other Party to leave that Party's employ, or (b) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the other Party to cease doing business with that Party. The Company acknowledges that the principals of the Consultant also serve as directors, officers, managers and/or principals of third party business entities, including entities that may do business with the Company (the Third Parties). The Company acknowledges and agrees that this paragraph 9 shall not apply to business decisions made by the Consultant's principals in the context of their roles as directors, officers, managers or principals of any Third Party.

         10. Injunctive Relief. The Parties each recognize, acknowledge and agree that breach of the covenants contained in paragraphs 8 and 9 would do great and irreparable harm, injury and damage to the non-breaching Party, the non-breaching Party would encounter extreme difficulty in attempting to prove the actual amount of damages it suffered as a result of such breach, and the non-breaching Party would not be reasonably or adequately compensated in damages in any action at law. The Parties therefore covenant and agree that, in addition to any other remedy they may have at law, in equity, by statute or otherwise, in the event of any breach of the covenants contained in paragraphs 8 or 9 of this Agreement, the non-breaching Party shall be entitled to seek and receive temporary, preliminary and permanent injunctive and other equitable relief from any court of competent jurisdiction to enforce any of the its rights and to prevent the violation of any of the terms or provisions hereof, all without the necessity of proving the amount of any actual damage to the non-breaching Party; provided, however, that nothing contained in this paragraph 10 shall be deemed or construed in any manner whatsoever as a waiver by either Party of any of the rights it may have against the other Party at law, in equity, by statute or otherwise arising out of, in connection with or resulting from the breach of any of the covenants, agreements, duties or obligations under this Agreement.

         11. Return of Corporate Property and Trade Secrets. Upon any termination or expiration of this Agreement, Consultant and the Company shall each return to the other all property, writings or documents then in their possession or custody belonging to the other Party or comprising any of the other Party's Proprietary Information.

         12. Indemnification. The Company shall indemnify the Consultant and shall hold the Consultant harmless from any cost, expense (including attorneys' fees) or liability arising out of or related to any act on behalf of or in the course of performance of this Agreement. In the event of litigation, the Consultant shall be entitled to select its own counsel and, if the Consultant so requests, the Company shall advance to the Consultant an amount (or amounts) estimated to cover the Consultant's litigation expenses. Such indemnification and agreement to advance expenses in litigation shall survive the initial term of this Agreement.

         13. Nonexclusivity. The Company understands and agrees that the Consultant shall not be prevented or barred from rendering services of any kind or nature to, for or on behalf of any other person, firm, corporation or entity, subject to the Consultant's obligation to maintain confidentiality of the Company's Proprietary Information pursuant to paragraph 8. Nevertheless, the Consultant agrees to avoid entering into any relationship that hinders it timely performance of services for the Company.

         14. Miscellaneous.

             a. No Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either Party without the prior written consent of the other Party.

             b. Independent Principals. The relationship created by this Agreement shall be that of independent contractor, and the Consultant shall have no authority to bind or act as agent for the Company or its employees for any purpose except as expressly authorized by the Board of Directors of the Company.

             c. Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof, supersedes all previous written or verbal agreements between the Parties, and may not be modified except by a written agreement signed by both Parties.

             d. Notices. All notices and other communications required or permitted to be given by this Agreement shall be in writing and shall be deemed received if and when either hand delivered and a signed receipt given, or mailed by registered or certified U.S. mail, return receipt requested, postage prepaid, to the addresses first listed above.

             e. Governing Law. This Agreement and the relationship between the parties shall be construed under and governed by the laws of the State of New York without regard to the conflict of laws and rules thereof, and shall take effect as if executed and performed in the New York, NY.

             f. Waiver. Any waiver or alleged waiver of any breach or term of this Agreement shall not constitute a waiver of any other breach or term hereof.

             g. Construction. Any ambiguity in this Agreement shall not be construed against either Party as a result of such Party's preparation of this Agreement, but shall be construed in favor or against the parties in light of all the facts, circumstances and intentions of the parties at the time this Agreement is effective.

             h. Severability. The provisions of this Agreement shall be deemed several and the invalidity of any provision shall not affect the validity or enforceability of the other provisions hereof.

             i. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         In Witness Whereof, the Parties have executed this Agreement effective the date first stated above.


    THINKING TOOLS, INC.                      NOVEMBER GROUP, LTD.


BY: /s/ N.E. Paciotti                     BY: /s/ Carol Safir
    --------------------------                ------------------------------
    NAZZARENO E. PACIOTTI                     President
    CHIEF EXECUTIVE OFFICER